                                                                    EXHIBIT 1.0


                                5,907,665 SHARES

                                  H.T.E., INC.

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                            October _____, 1998


SG Cowen Securities Corporation
Janney Montgomery Scott Inc.
Raymond James & Associates, Inc.
Volpe Brown Whelan & Company
  As Representatives of the
  several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, NY  10005

Ladies and Gentlemen:

1. Introductory. H.T.E., Inc., a Florida corporation (the "Company"), and the selling shareholders named in Schedule B-1 hereto (the "Selling Shareholders") propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters" or each, an "Underwriter") an aggregate of 5,137,100 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. The aggregate of 5,137,100 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." Certain of the Selling Shareholders also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 770,565 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen Securities Corporation ("SG Cowen"), Janney Montgomery Scott Inc. ("Janney"), Raymond James & Associates, Inc. ("Raymond James") and Volpe Brown Whelan & Company ("Volpe") are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that (unless the context in which the term appears indicate otherwise, the term "Company" will be deemed to include reference to the Company and each of its subsidiaries identified in Section 2(a)(vi) hereof (the "Subsidiaries")):
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          (i)       A registration statement on Form S-3 (File No. 333-61383), with respect to the Stock has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Securities Act. Copies of such registration statement and any amendments or supplements thereto, and all forms of related prospectuses contained therein, including all documents incorporated therein by reference, have been delivered to you. Such registration statement, including the prospectus, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it shall become effective, is herein referred to as the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any additional registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A and other additional information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by
                    (a) the addition of Rule 430A information and other information contained in the form of prospectus delivered pursuant to Rule 434(c)(2) under the Securities Act or (b) the information contained in the abbreviated term sheets described in Rule 434(c)(3) under the Securities Act, and
                    (ii) the date of such prospectuses shall be deemed to be the date of the abbreviated term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to any Pre-effective Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the date of such Pre-effective Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Pre-effective Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.




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          (ii)      The Commission has not issued or threatened to issue any
                    order preventing or suspending the use of any Pre-effective Prospectus, and, at its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement becomes effective and at all times subsequent thereto up to and including each of the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all material statements and information required to be included therein by the Securities Act and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the time the Registration Statement becomes effective, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, the Prospectus and any amendment or supplement thereto will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, or by any Selling Shareholder, specifically for use in the preparation thereof. There is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed therein as required. All descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

          (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its Subsidiaries considered as a whole ("Material Adverse Change"), or any change in the capital stock, short-term or long-term debt of the Company and its Subsidiaries considered as a whole.





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          (iv)      The financial statements, together with the related notes
                    and schedules, set forth or incorporated by reference in the Registration Statement, any Pre-Effective Prospectus or the Prospectus fairly present, on the basis stated in the Registration Statement, the financial condition, results of operations and changes in financial condition of the Company and its Subsidiaries at the respective dates and for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may be set forth in the Prospectus. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth in the Prospectus under the captions "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference in the Prospectus, fairly present, on the basis stated in the Registration Statement and such Annual Report, the information set forth therein.

          (v) Each of Arthur Andersen LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus and whose reports appear in the Prospectus, and PricewaterhouseCoopers, whose reports appear in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (vi) Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing as a corporation (or limited liability company, as the case may be) under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own or lease its properties and to conduct its businesses as described in the Prospectus; and each of the Company and such Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its businesses requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, condition or results of operations of the Company and its Subsidiaries taken as a whole). Each of the Company and its Subsidiaries has all requisite power and authority, and is in possession of all necessary material consents, approvals, franchises, grants, easements, certifications, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies and private parties (collectively, the "Permits") to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, all of which permits are in full force and effect, and no such Permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns directly or indirectly 100% of the outstanding capital stock (or, in


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                    the case of any limited liability company, 100% of the
                    outstanding membership interests) of the following entities: HTE Bellamy, Ltd., a Canadian corporation; HTE-Kb Systems, Inc., a Florida corporation; HTE-Jalan, Inc., a Florida corporation; HTE-Phoenix Systems, LLC, a Connecticut limited liability company; HTE-USL Systems Corporation, a Florida corporation; and HTE-UCS, Inc., a Florida corporation. Any reference to the Company's Subsidiaries herein shall be deemed to include all of these entities. Neither the Company nor any of its Subsidiaries has any direct or indirect equity interest (or derivative thereof) in any other entity.

          (vii) The Company's authorized and outstanding capital stock is, on the date hereof, and will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus. The outstanding shares of Common Stock (including the outstanding shares of Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, are duly included for quotation on the Nasdaq National Market and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to, and in accordance with the provisions of, the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned Subsidiary of the Company free and clear of any liens, encumbrances, equities or claims. All the outstanding membership interests of any Subsidiary that is a limited liability company are validly issued and are owned directly by the Company or by another wholly owned Subsidiary of the Company free and clear of any liens, encumbrances, equities or claims, and the Company is not liable for the debts or obligations (whether contract, tort or otherwise) of any Subsidiary that is a limited liability company beyond the Company's capital contribution to such limited liability company, as set forth in its operating agreement.

          (viii) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.





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          (ix)      Except as set forth in the Prospectus, there are no legal
                    or governmental proceedings or investigations pending to which the Company or any of its Subsidiaries or affiliates is a party or of which any property of the Company or any Subsidiary or affiliate is subject, which, if determined adversely to the Company or any such Subsidiary or affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of any Pre-effective Prospectus in any jurisdiction or (iv) result in a Material Adverse Change, and, to the best knowledge of the Company, there is no valid basis for any such legal or governmental proceeding. To the best of the Company's knowledge, no such proceedings are threatened or contemplated against the Company or any Subsidiary or affiliate by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" in the Prospectus is true and correct and complies with the Rules and Regulations.

          (x) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in material default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute default under, the certificate or articles of incorporation, bylaws or organizational or governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

          (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the Exchange Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.




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          (xii)     The Company has the full corporate power and authority to
                    enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (xiii) Each of the Company and its Subsidiaries is in all material respects in compliance with, and conducts its businesses in conformity with, all applicable federal, state, local and foreign laws, ordinances, rules and regulations and any order or decree of any court or governmental agency or body. To the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect").

          (xiv) Each of the Company and its Subsidiaries has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and all such tax returns are complete and correct in all material respects and the Company has not failed to pay any taxes that were payables pursuant to such returns (or with respect to any of its properties) or any assessments with respect thereto. There is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

          (xv) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

          (xvi) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.






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          (xvii)    The Company has provided you with all financial
                    statements since December 31, 1997, to the date hereof that are available to the officers of the Company, including internal financial statements for the months of July and August of 1998.

          (xviii) The Company owns, or possesses rights to use, all trademarks, trademark registrations, applications for trademark registration, trade names, service marks, service mark registrations, applications for service mark registration, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company's business), processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct or its business as described in the Prospectus (collectively, the "Intellectual Property"). The Company owns no rights in or to any patents or patent applications. The Company has not infringed, is not infringing and, except as expressly and specifically disclosed in the Prospectus, has not received any notice of conflict with, the rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a Material Adverse Effect, and the Company knows of no reasonable basis therefor. To the knowledge of the Company, no other party has infringed upon or is conflict with the Intellectual Property. The Company is not a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any Intellectual Property that is material to the business of the Company, except as described or referred to in the Prospectus.

          (xix) The Company has taken adequate steps to insure that all software used in its operations or sold, licensed or transferred to any person by the Company is "Year 2000 Compliant" (as defined below). For purposes of this Agreement, the term "Year 2000 Compliant" means that the software in question can, individually, and in combination and in conjunction with all other systems, products or processes with which it is required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty-first century when used in accordance with the documentation relating to the software, including being able to, before, on and after January 1, 2000, substantially conform to the following:

                    (i) use logic pertaining to dates that allows users to identify and/or use the century portion of any date field without special processing; and




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                    (ii)  respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways that are unambiguous as to century, either by permitting or requiring the century to be specified or where the date element is represented without a century, the correct century is unambiguous for all manipulations involving that element. Except as described in the Prospectus, to the knowledge of the Company, the Company has no material liability, whether accrued, contingent or otherwise, either matured or unmatured, arising from the failure to be Year 2000 Compliant of any of the following:

                          (A) software that is or has been sold, licensed or transferred by the Company to any person;

                          (B)  the Company's computer systems; or

                          (C) software utilized by the Company and other components of the Company's information technology infrastructure.

                    (iii) To the Company's knowledge, it has complied, and is
                          in compliance, in all material respects, with the requirements set forth in the Commission's Release No. 33-7558 relating to disclosure of year 2000 issues.

          (xx) Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it under each contract required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as an exhibit to the Registration Statement (whether or not the Company has complied with its obligation to so file any such contract). Neither the Company nor any of its Subsidiaries nor any other party to any such contract is in default under or in breach of any of its obligations thereunder and, neither the Company nor any of its Subsidiaries has received any notice of such default or breach.

          (xxi) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that
                    (A) any executive, key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its Subsidiaries. Neither the Company nor any Subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, each of the Company and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.




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

          (xxii) The Company has obtained the written agreement described in Section 8(k) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule C hereto.

          (xxiii) Each of the Company and its Subsidiaries has, and as of each of the Closing Dates will have, good and valid title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by any of the Company and its Subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of each of the Closing Dates, held by it under valid, subsisting and enforceable leases with such exceptions as are described in the Prospectus or as would not have a Material Adverse Effect.

          (xxiv) Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus. Neither the Company nor any Subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not cause a Material Adverse Effect, except as described in or contemplated by the Prospectus.

          (xxv) Other than as expressly contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (xxvi)    The Company has complied with all provisions of Section
                    517.075 Florida Statutes (Chapter 92-198; Laws of Florida) (related to doing business with the Government of Cuba or with any person or any affiliate located in Cuba).






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          (xxvii)   Each of the Company and its Subsidiaries maintains a
                    system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxviii) Neither the Company nor any of its Subsidiaries, nor any officer, director, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, or is in the future may be, in a position to affect the general affairs, properties, condition, financial or otherwise, results of operations, stockholders' equity, business, prospects or management of the Company or any of its Subsidiaries, or any actual or proposed business transaction of the Company or any of its Subsidiaries that
                    (A) could subject the Company to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a Material Adverse Effect or (B) violates any law, rule or regulation to which the Company is subject, which violation, if proven, would have a Material Adverse Effect.

          (xxix) No statement, representation, warranty or covenant made by the Company in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives is, was when made, or as of any Closing Date will be, inaccurate, untrue or incorrect in any material respect.

          (xxx) Neither the Company nor any of its Subsidiaries is or, after application of the net proceeds of this offering as described under the caption "Use of Proceeds" in the Prospectus, will become, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Company is familiar with the 1940 Act and the rules and regulations thereunder and it has in the past conducted, and intends to conduct, its affairs in such a manner as to ensure that it will not be an "investment company" within the meaning of the 1940 Act and the rules and regulations thereunder.

          (xxxi) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters hereunder shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

     (b) Representations and Warranties and Agreements of the Selling Shareholders. Each of the Selling Shareholders represents and warrants to, and agrees with, the several Underwriters that such Selling Shareholder (provided that only such of the Selling Shareholders as are identified in Schedule B-3 hereto (the "Major Shareholders") is making the representations, warranties and agreements set forth in Section 1(b)(x) hereof and only such of the Selling Shareholders as are identified in Schedule B-4 hereto (the "Acquisition Shareholders") are making the representations, warranties and agreements set forth in Section 1(b)(xi) hereof):

          (i) Now has, and on the Closing Dates will have, valid and marketable title to the Stock to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Custody Agreement and Power of Attorney (as hereinafter defined) and, to the extent such Selling Shareholder is not a natural person, has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

          (ii) Now has, and on each of the Closing Dates will have, upon delivery of and payment for each share of Stock hereunder, full right, power and authority, as well as any approval required by law (except such as may be required by the NASD or under the Securities Act, the Exchange Act or the Blue Sky laws) to sell, transfer, assign and deliver the Stock being sold by such Selling Shareholder hereunder, and each of the several Underwriters will acquire good, valid and marketable title to all of the Stock being sold to the Underwriters by such Selling Shareholder, free and clear of any liens, encumbrances, equities, claims, restrictions on transfer or other defects whatsoever.

          (iii) Will not, for a period of 90 days after the date of this Agreement, without the consent of SG Cowen, offer to sell, sell, contract to sell or otherwise dispose of any Stock or securities convertible into or exchangeable for Stock, including, without limitation Stock which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the Rules and Regulations, except for the Stock being sold hereunder.

          (iv) Has duly executed and delivered a Custody Agreement and Power of Attorney, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement and Power of Attorney"), (A) appointing Dennis J. Harward and O.F. Ramos (or, in the case of the distributees of Meridian Venture Partners, Dennis J. Harward and Bernard B. Markey) and each of them, as attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and (B) appointing Continental Stock Transfer and Trust Company as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

          (v) Has, by execution and delivery of each of this Agreement and the Custody Agreement and Power of Attorney, created valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their terms.

          (vi) The performance of this Agreement, and the Custody Agreement and Power of Attorney, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, (A) the articles, bylaws or other organizational documents of such Selling Stockholder, if not a natural person, (B) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, (C) any judgment of any court applicable to such Selling Shareholder or any of its properties, (D) or to such Selling Shareholder's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

          (vii) Has examined the Registration Statement and the Prospectus and the information relating to such Selling Shareholder set forth therein and, as to such information, the Registration Statement does not contain an untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, as to such information, the Prospectus does not contain any untrue statement of the material fact and does not omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

          (viii) Has not incurred any liability for any finder's fee or similar payment in connection with the sale of such Selling Shareholder's Stock hereunder.

          (ix) Has not distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than the Registration Statement, a Pre-effective Prospectus, the Prospectus and other material, if any permitted by the Securities Act and the Rules and Regulations. Neither such Selling Shareholder nor any affiliate thereof has taken or shall take any action designed, or that might be reasonably expected, to cause or result in stabilization or manipulation or the price of the Stock.

          (x) If such Selling Shareholder is a Major Shareholder, the representations and warranties of the Company contained in
                    Section 1(a) hereof are true and correct; provided, however, with respect to the third sentence of Section 2(a)(xviii), the Major Shareholders are making this representation and warranty only to the best of their knowledge. Such Major Shareholder has examined the Registration Statement and the Prospectus and has no knowledge of any fact, condition or information not disclosed therein that has had or could reasonably be expect to have a Material Adverse Effect. Such Major Shareholder is not prompted to sell the shares of Stock to be sold by such Major Shareholder hereunder by any information concerning the Company that is not set forth in the Prospectus. The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) If such Selling Shareholder is an Acquisition Shareholder, such Selling Shareholder has examined the Registration Statement and the Prospectus and the information set forth therein relating to the business of the Company acquired by it when it acquired the entity (identified in Schedule B-4 hereto) of which Selling Shareholder was formerly an owner. As to such information, the Registration Statement does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, as to such information, the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each Selling Shareholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the other Selling Shareholders and the Company hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-Fact are irrevocable; that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholder, or any other event, that if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney, and any action taken by the Attorneys-in-Fact or any of them thereunder shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

 3. Purchase by, and Sale and Delivery to, Underwriters, Closing Dates. Each of the Company and the Selling Shareholders agrees, severally and not jointly, to sell to the Underwriters the Firm Stock, with the number of shares to be sold by the Company and each Selling Shareholder being the number of shares set forth opposite his, her or its name in Schedule B-1 hereto; and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company and the Selling Shareholders, the number of shares of Firm Stock to be purchased by each Underwriter being set forth opposite its name in Schedule A hereto, subject to adjustment in accordance with Section 12 hereof. The number of shares of Firm Stock to be purchased by each Underwriter from each Selling Shareholder hereunder shall bear the same proportion to the total number of shares of Firm Stock to be purchased by such Underwriter hereunder as the number of shares of stock being sold by each Selling Shareholder bears to the total number of shares of Stock being sold by all Selling Shareholders, subject to adjustment by the Representatives to eliminate fractions. Each Underwriter shall be obligated to purchase from the Company the number of shares of Firm Stock that bears the same proportion to the total number of shares of Firm Stock to be sold by the Company as the number of shares of Firm Stock set forth opposite the name of such Underwriter in the Schedule A hereto bears to the total number of shares of Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement, subject to adjustment by the Representatives to eliminate fractions.

     The purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders will be the price per share set forth in the table on the cover page of the Prospectus under the heading "Proceeds to the Company" (the "Purchase Price").

     The Company and the Selling Shareholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Shareholders given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as SG Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as SG Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in immediately available funds (same day funds), payable to the order of the Company and Continental Stock Transfer and Trust Company as Custodian for the Selling Shareholders, all at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania 19102. The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on _____________, 1998, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Selling Shareholders, SG Cowen and Janney. The First Closing Date may be postponed pursuant to the provisions of Section 12 hereof.

     The Company and the Selling Shareholders shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of SG Cowen, Financial Square, New York, New York 10005.

     It is understood that SG Cowen, Janney, Raymond James or Volpe, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or to the Selling Shareholders on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by SG Cowen, Janney, Raymond James or Volpe, shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     The several Underwriters agree to make a public offering of the Firm Stock at the "Price to Public" set forth in the table on the cover page of the Prospectus as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company and the Selling Shareholders of the making of the public offering.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, each of the Selling Shareholders listed in Schedule B-2 hereto hereby grants to the Underwriters an option to purchase, severally and not jointly, up to the number of shares of Optional Stock set forth opposite his name on Schedule B-2 hereto, for an aggregate of up to 757,500 shares. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Selling Shareholders.

     The option granted hereby may be exercised by the Underwriters by giving written notice from SG Cowen to the Selling Shareholders setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called an "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (Each Option Closing Date and the First Closing Date are herein called the "Closing Dates.") All purchases of Optional Stock from the Selling Shareholders shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Selling Shareholders agree to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

     The Selling Shareholders will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Shareholders given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as SG Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as SG Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of and Continental Stock Transfer and Trust Company as Custodian for the Selling Shareholders or payable as directed by such Custodian all at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th floor, Philadelphia, Pennsylvania 19102. The Selling Shareholders shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of SG Cowen, Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Selling Shareholders, SG Cowen and Janney. The Option Closing Date may be postponed pursuant to the provisions of
     Section 12.

4. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act and, if the Company and the Representatives have determined to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and, if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and other documents and statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

     (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its Subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act and the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act that will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
          Section 10(a)(3) of the Securities Act.

     (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto and all documents theretofore incorporated by reference therein, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents theretofore incorporated by reference therein but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

     (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

     (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

     (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five
          (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company and each other report furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders as such, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

     (h) The Company will use its best efforts to cause the Stock to be included for quotation, subject to official notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

     (i) The Company will maintain a transfer agent and registrar for its Common Stock.

     (j) Without the prior written consent of SG Cowen, the Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) during the 90 days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than the Company's sale of Common Stock hereunder, the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus and the Company's issuance of Common Stock (which is restricted stock under the Rules and Regulations) in connection with corporate acquisitions described or referred to in the Prospectus.

     (k) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

     (l) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

     (m) Prior to each of the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (n) Prior to each of the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the financial condition, results of operations, business, prospects, assets or liabilities of the Company, or the offering of the Stock, without your prior written consent. For a period of twelve (12) months following the first Closing Date, the Company will use commercially reasonable efforts to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

     (o) During the period of five (5) years hereafter, the Company will furnish to the Representatives, and upon request of the Representatives, to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the annual report to shareholders of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, or the NASD or the Nasdaq National Market or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

     (p) The Company will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of, and dealings in, the Stock for as long as may be necessary to complete the distribution of the Stock as contemplated hereby.

     (q) During the course of the distribution of the Stock, the Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of its Common Stock.

     (r) For a period of no less than three years after the date of the Prospectus, the Company will use all reasonable efforts to maintain the inclusion of its Common Stock (including, without limitation, the Stock) for quotation on the Nasdaq National Market or the New York Stock Exchange.

     (s) The Company shall, at its sole cost and expense, supply and deliver to the Representatives and the counsel for the Underwriters and the Major Shareholders and their counsel, within a reasonable period from the last Closing Date, an aggregate of 15 transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus, as amended or supplemented, all underwriting and closing documents and all other correspondence, filings and applications with the Securities and Exchange Commission, the NASD and the Nasdaq National Market.

     (t) The Company, during the three-year period after the date of the Prospectus, will take such steps as shall be necessary to insure that neither it nor any Subsidiary shall become an "investment company" within the meaning of the 1940 Act and the Rules and Regulations thereunder.

5.   Payment of Expenses.

     (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company and of the Selling Shareholders under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the Selling Shareholders' Custody Agreements or Powers of Attorney, the Master Agreement Among Underwriters between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and related documents, and the Blue Sky memoranda (including related fees and expenses of counsel to the Underwriters) and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; (x) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (xi) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses, if desired by the Company with respect to any purchase of Optional Stock hereunder; and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

6.   Indemnification and Contribution.

     (a) The Company and each Major Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, (i) arising out of any breach of the Company's representations and warranties herein, or (ii) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof or (iii) for any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Underwriters. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. Notwithstanding the foregoing, the liability under this Section 6(a) of each Major Shareholder identified in Section B of Schedule B-3 hereto shall not exceed the aggregate proceeds received by such person upon the sale of his shares of Stock under this Agreement.

     (b) Each Selling Shareholder agrees to indemnify and hold harmless each Underwriter Indemnified Party against any losses, claims, damages, liabilities or expenses (including, unless such Selling Shareholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, (i) arising out of breach of any representation and warranty of such Selling Shareholder herein or (ii) on the ground or alleged ground that the "Relevant Information" (as defined below) contained in any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Selling Shareholder to be liable with respect to any claims made against any Underwriter Indemnified Party against whom the action is brought unless such Underwriter Indemnified Party shall have notified such Selling Shareholder (at the address therefor reflected in the records of the Corporation on the date hereof) in writing within a reasonable time after the summons or other first legal process giving information on the nature of the claim shall have been served upon the Underwriter Indemnified Party, but failure to notify such Selling Shareholder of such claims shall not relieve it from any liability which it may have to any Underwriter Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Selling Shareholder shall be entitled to participate at his own expense in the defense, or, if he, she, or it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Selling Shareholder elects to assume the defense, such defense shall be conducted by counsel chosen by him, her or it. In the event that any Selling Shareholder elects to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Selling Shareholder shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter Indemnified Parties and such Selling Shareholder and such Underwriter Indemnified Parties have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Selling Shareholder, in which case such Selling Shareholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Any Selling Shareholder against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any claim effected without such Selling Shareholder's consent, unless Selling Shareholders having sold in the aggregate a majority of the Stock hereunder shall have consented to such settlement. This indemnity agreement is not exclusive and will be in addition to any liability which such Selling Shareholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. For purposes of this Section 6(b), the term "Relevant Information" means (A) in the case of each Major Shareholder, the entirety of the contents, (B) in the case of each Acquisition Shareholder, the information relating to the business of the Company acquired by the Company when it acquired the entity (identified in Schedule B-4 hereto) of which such Acquisition Shareholder was formerly an owner, and (C) in the case of any other Selling Shareholder, the information relating to such Selling Shareholder. Notwithstanding the foregoing, the liability under this
          Section 6(b) of each Selling Shareholder (other than the Major Shareholders identified in Section A of Schedule B-3 hereto) shall not exceed the aggregate proceeds received by such person upon the sale of his or her shares of Stock under this Agreement.

     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and, each Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Shareholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Shareholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Shareholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Shareholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Shareholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Shareholder Indemnified Party.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the particular Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no Selling Shareholder (other than the Major Shareholders listed in Section A of Schedule B-3 hereto) shall be required to contribute any amount in excess of the amount by which the aggregate proceeds received by such Selling Shareholder from the sale of Stock hereunder exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Shareholders, to compliance at and as of each of the Closing Dates by the Company and the Selling Shareholders with their respective covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

     (b) The Representatives shall have been satisfied that there shall not have occurred prior to any of the Closing Dates any Material Adverse Change or any change in the capital stock, short-term or long-term debt of the Company and its Subsidiaries considered as a whole, such that it is unpracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

     (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's or the Selling Stockholders' ability to perform their respective obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

     (d) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

     (e) The Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, letters, dated each of the Closing Dates, to the effect that such accountants reaffirm, as of each of the Closing Dates, and as though made on each of the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

     (f) The Representatives shall have received from Greenberg Traurig, P.A., counsel for the Company, opinions, dated each of the Closing Dates, to the effect set forth in Exhibit I hereto.

     (g) The Representatives shall have received from Greenberg Traurig, P.A. and Steele Hector & Davis, LLP, counsel for the Selling Shareholders, opinions dated each of the Closing Dates to the effect set forth in
          Exhibit II hereto.

     (h) The Representatives shall have received from Saul, Ewing, Remick & Saul LLP, counsel for the Underwriters, their opinions dated each of the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as may reasonably request, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (i) The Representatives shall have received certificates, dated each of the Closing Dates, of the chief executive officer or the president and the chief financial officer of the Company to the effect that:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

          (ii) They have examined the Registration Statement, each Pre-effective Prospectus and Prospectus and any amendments or supplements thereto and neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact, nor did the Registration Statement (or any amendment thereto), at and during such times, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, nor did the Prospectus (or any supplement thereto), at and during such times, omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iii) They have read this Agreement and the representations and warranties of the Company in this Agreement are true and correct at and as of each of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to each of the Closing Dates; and

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any Material Adverse Change; (ii) there has been no material adverse change, loss, reduction, termination or non-renewal of any material contract to which the Company or any Subsidiary is a party, (iii) there has been no event or transaction, contract or agreement entered into by the Company or any Subsidiary that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) the business and operations conducted by the Company and its Subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries considered as a whole; (v) no legal or governmental action, suit, investigation or proceeding is pending or threatened against the Company that is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (vi) the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans, as described in the Prospectus, and pursuant to corporate acquisition agreements described or referred to in the Prospectus), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (vii) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

     (j) The Representatives shall have received a certificate or certificates (which may be executed and delivered by the respective Attorneys-in-Fact), dated each of the Closing Dates, of each of the Selling Shareholders to the effect that as of each of the Closing Dates its representations and warranties in this Agreement are true and correct as if made on and as of each of the Closing Dates, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

     (k) The Representatives shall have received the written agreements, substantially in the form of Exhibit III hereto, of the officers, directors and holders of Common Stock listed in Schedule C thereto.

     (l) The Nasdaq National Market shall have approved the stock for inclusion for quotation, subject only to official notice of issuance.

     (m) All corporate proceedings and other matters incident to the authorization, form and validity of the Agreement, the Stock and the form of the Registration Statement and the Prospectus, as amended and supplemented, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters. The Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.

     (n) The National Association of Securities Dealers, Inc. shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any shares of Stock.

     (o) The Representatives shall have received at or prior to each Closing Date from counsel for the Underwriters a memorandum or summary in form and substance satisfactory to the Representatives with respect to the qualification for offering and sale by the Underwriters of the Stock under the securities or Blue Sky laws of such as are jurisdictions designated by the Representatives.

     (p) At each of the Closing Dates: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and in all material respects shall conform to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement and any post-effective amendment thereto shall not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and in the Prospectus and any amendments or supplements thereto, except as otherwise expressly stated therein, there shall have been no Material Adverse Change; and (iii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by the Company or any Subsidiary that has not been, but is required to be, set forth in the Registration Statement or Prospectus.

     (q) The Representatives shall have received from Arthur Andersen LLP a letter addressed to the Company and made available to the Representatives for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deem necessary in establishing the scope of audit of the Company's consolidated financial statements as of December 31, 1997, after restatement for the 1998 pooling of interests with UCS, Inc., did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

     (r) There shall have been duly tendered to the Representatives for the respective accounts of the Underwriters certificates representing all of the shares of Stock to be purchased by the Underwriters on a particular Closing Date.

     (t) The Representatives shall have received copies of the executed Custody Agreement and Power of Attorney for each Selling Shareholder, and such document shall have been approved in form and substance by counsel for the Underwriters, such approval not to be withheld unreasonably.

     All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to each of the Closing Dates, but SG Cowen, on behalf of the Representatives, shall be entitled to waive any of such conditions.

9. Effective Date. This Agreement shall become effective immediately as to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising the several Underwriters that the shares of Stock are released for public offering or
     (ii) offering the Stock for sale to securities dealers, whichever may occur first.

10. Termination. This Agreement (except for the provisions of Section 5) may be terminated by the Company or the Selling Shareholders at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

     This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange, Nasdaq National Market System, Chicago Board of Options Exchange, Chicago Mercantile Exchange, Chicago Board of Trade, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus;
     (v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus.

11. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company or the Selling Shareholders pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

12. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares of Firm Stock or Optional Stock (as the case may be) underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o SG Cowen Securities Corporation at Financial Square, New York, New York 10005 except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company or the Selling Shareholders, shall be mailed, delivered or telegraphed and confirmed c/o the Company at 1000 Business Drive, Lake Mary, Florida 32746.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Shareholders within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Authority of the Representatives. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Cowen, as Representative, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-Fact will be binding on all the Selling Shareholders.

17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

19. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholders represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding power of attorney which authorizes such Attorney-in-Fact to take such action.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            H.T.E., INC.



                                            By:
                                                ----------------------------
                                                President




-----------------------                   ------------------------                ----------------------
DENNIS J. HARWARD                         O.F. RAMOS                              BERNARD B. MARKEY
Acting on his own behalf and              Acting on his own behalf and            Acting as Attorney-in-Fact
as Attorney-in-Fact for the               as Attorney-in-Fact for the             for the Selling Shareholders
Selling Shareholders listed in            Selling Shareholders listed in          listed in Schedule E hereto
Schedule D hereto                         Schedule F hereto


Accepted and delivered in
New York, New York, as of
the date first above written.

SG COWEN SECURITIES CORPORATION
JANNEY MONTGOMERY SCOTT INC.
RAYMOND JAMES & ASSOCIATES, INC.
VOLPE BROWN WHELAN & COMPANY
    Acting on their own behalf and
    as Representatives of several
    Underwriters referred to in the
    foregoing Agreement.

By:  SG COWEN SECURITIES CORPORATION



         By:
             ----------------------------------
                  John P. Dunphy
                  Managing Director - Syndicate

                                   SCHEDULE A


                                                                     Number of Firm                Number of
                                                                      Shares to be            Optional Shares to
Name                                                                    Purchased                be Purchased
----                                                                    ---------                ------------
SG Cowen Securities Corporation
Janney Montgomery Scott Inc.
Raymond James & Associates, Inc.
Volpe Brown Whelan & Company
















Total
-----




                                  SCHEDULE B-1
                                   FIRM STOCK



                                                                                NUMBER OF FIRM SHARES
COMPANY                                                                              TO BE SOLD
-------                                                                              ----------
H.T.E., Inc.....................................................................        1,500,002

SELLING SHAREHOLDERS
--------------------
Dennis J. Harward...............................................................          371,749
Jack L. Harward.................................................................          250,885
O.F. Ramos......................................................................          273,098
L.A. Gornto, Jr.................................................................           70,000
Daniel E. Catan.................................................................           20,000

Ronald E. Goodrow...............................................................          169,600

Robert W. Nelson................................................................          183,468
William K. North................................................................          112,846
George A. Sheehy................................................................          110,000
David N. Way....................................................................          110,000

BancBoston Ventures, Inc........................................................        1,112,432
CoreStates Holdings, Inc........................................................          416,391
First Maryland Bancorp..........................................................           36,208
Summit Bancorp..................................................................           54,312
The Philadelphia Municipal......................................................           90,520
PNC Bank, Delaware..............................................................           36,208
NatWest Group Holdings Corporation..............................................           90,520
George P. Keeley................................................................           30,394
Raymond R. Rafferty, Jr.........................................................           43,827
49 Employees of HTE-UCS, Inc....................................................           54,640
                                                                                        ---------

Total...........................................................................        3,637,098


                                  SCHEDULE B-2
               OPTIONAL STOCK TO BE SOLD BY SELLING SHAREHOLDERS


                                                                                NUMBER OF SHARES OF
                                                                                  OPTIONAL STOCK
SELLING SHAREHOLDERS                                                                 TO BE SOLD
--------------------                                                                 -----------
Dennis J. Harward...............................................................          339,300
Jack L. Harward.................................................................          339,301
O.F. Ramos......................................................................           81,964
L.A. Gornto, Jr.................................................................           10,000
                                                                                          -------

Total...........................................................................          770,565

                                  SCHEDULE B-3
                               MAJOR SHAREHOLDERS


     The following Selling Shareholders are "Major Shareholders" within the meaning of Section 2(b) of this Agreement for the purposes of joining with the Company in making the representations and warranties to, and agreements with, the several Underwriters as provided in such Section 2:

     A. Selling Shareholders whose obligations are coextensive with the
Company's:

                  Dennis J. Harward
                  Jack L. Harward

     B. Selling Shareholders whose maximum obligations will not exceed the proceeds received thereby, respectively, upon the sale of their Stock under this Agreement.

                  O. F. Ramos
                  L. A. Gornto, Jr.
                  Ronald A. Goodrow
                  Daniel E. Catan

                                  SCHEDULE B-4
                            ACQUISITION SHAREHOLDERS

     The following Selling Shareholders are "Acquisition Shareholders" within the meaning of Section 2(b) of this Agreement.

        A. Persons who formerly were shareholders of UCS, Inc., who acquired their shares of Stock in connection with the Company's acquisition of UCS, Inc. and whose maximum obligations will not exceed the proceeds received upon the sale of their Stock under this Agreement.

                  Robert W. Nelson
                  William K. North

        B. Persons who formerly were members of Phoenix Systems, LLC, who acquired their shares of Stock in connection with the Company's acquisition of Phoenix Systems, LLC, and whose maximum obligations will not exceed the proceeds received upon the sale of their Stock under this Agreement.

                  George A. Sheehy
                  David N. Way

                                   SCHEDULE C
                         LOCK-UP AGREEMENT SIGNATORIES

H.T.E., Inc.

         Lock-up obligations included in Underwriting Agreement.

Selling Shareholders

         Lock-up obligations included in Underwriting Agreement and Custody Agreement and Power of Attorney. Further, the following Selling Shareholders have delivered stand-alone Lock-Up Agreements:

                  [To be provided]

Non-Selling Shareholders

         Bernard B. Markey
         Raymond Ambrose
         Susan D. Falotico
         Charlotte B. Hill
         Brian B. Heafy

                                   SCHEDULE D
                         SELLING SHAREHOLDERS FOR WHOM
                     DENNIS J. HARWARD IS ATTORNEY-IN-FACT


Jack L. Harward
L.A. Gornto, Jr.
Ronald E. Goodrow
Daniel E. Catan
George A. Sheehy
David N. Way

                                   SCHEDULE E

                         SELLING SHAREHOLDERS FOR WHOM
                     BERNARD B. MARKEY IS ATTORNEY-IN-FACT


BancBoston Ventures, Inc.
CoreStates Holdings, Inc.
First Maryland Bancorp.
Summit Bancorp
The Philadelphia Municipal Employees Retirement System
PNC Bank, Delaware
NatWest Group Holdings Corporation
George P. Keeley
Raymond R. Rafferty, Jr.

                                 SCHEDULE F

                         SELLING SHAREHOLDERS FOR WHOM
                        O. F. RAMOS IS ATTORNEY-IN-FACT

David B. Adelson                                            Sharon Marsh
Servando and Linda Alzati                                   Anthony Marty
Antony Andrew                                               Leanne M. May
Joseph E. August                                            Daniel McLane
Rodney Bollinjin                                            Thomas F. Mersch
Jeffrey L. Brungardt                                        Joseph Messina
Darryle Burnham                                             Linda S. Mills
Randall P. Carver                                           Sarah Morales
Robert E. Castillo                                          Robert W. Nelson
Powell Castro                                               Kirsten Noppinger
Andrew Cotterell                                            Alvin W. North
Harry Deer                                                  William K. North
Steven deRochemont                                          Ryan Plush
Thomas D. Flynn                                             Dania Ramos
Nancy L. Gainer                                             Collin C. Richards
Pedro Gonzalez                                              Marianne Ruiz
David Graves                                                Lizzet Q. Serrano
Scott A. Gygi                                               Rajiv Singh
Christopher Hangl                                           Mary Ann Smith
Larry M. Haustein                                           Philip E. Styron
Nancy Hucke                                                 Bruce Turner
Jeffrey D. Jaco                                             Wayne Walker
James Killen, Jr.                                           Richard E. Walsh
Nicholas Laurie                                             Marco Ye
Mandvil Loriston                                            Jeff Zwickel

                                                                    Exhibit III
                          [Form of Lock-Up Agreement]


[Date]

SG Cowen Securities Corporation
Janney Montgomery Scott Inc.
Raymond James & Associates, Inc.
Volpe Brown Whelan & Company
  As Representative of the
  several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, NY   10005

         Re:      H.T.E., Inc.
                  5,137,100 Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation ("SC Cowen"), Janney Montgomery Scott Inc. ("Janney"), Raymond James & Associates, Inc. ("Raymond James") and Volpe Brown Whelan & Company ("Volpe") (SG Cowen, Janney, Raymond James and Volpe are together, the "Representatives"), to enter in to a certain underwriting agreement with H.T.E., Inc., a Florida corporation (the "Company"), with respect to the public offering of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SC Cowen, directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")).

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.


                                  [Signatory]



                                  By:
                                      ---------------------------------
                                      Name:
                                      Title: